N-SAR Exhibit: Sub-item 77I
Legg Mason Partners Equity Trust
ClearBridge Sustainability Leaders Fund

In connection with the terms of the offering of Class A, Class A2, Class C, Class FI, Class R, Class I and Class IS Shares of ClearBridge Sustainability Leaders Fund (the "Fund"), Registrant incorporates by reference, the Fund's prospectus, Statement of Additional Information, Management Agreement and Subadvisory Agreements, and other related agreements thereto, as filed with the Securities and Exchange Commission pursuant to Rule 485(a)of the Securities Act of 1933, on post-effective Amendment No. 332 to Form N-1A, on March 13, 2015 (Accession No. 0001193125-15-090883). The Registrant also incorporates by reference, the Amended and Restated Designation of Series and the Amended and Restated Designation of Classes as filed with the Securities and Exchange Commission pursuant to Rule 485(a) of the Securities Act of 1933, on post-effective Amendment No. 320 to Form N-1A, on February 5, 2015 (Accession No. 0001193125-15-035570).